Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-195495) and Form S-8 (File No. 333-192579) of Atlas Financial Holdings, Inc. of our reports dated March 9, 2015 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Atlas Financial Holdings, Inc.’s internal control over financial reporting, which appear in Atlas Financial Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Grand Rapids, Michigan
May 22, 2015